EXHIBIT 23.3

                  CONSENT OF PERSON NAMED TO BECOME A DIRECTOR



         Pursuant to Rule 438 under the Securities Act of 1933, as amended (the "Act"), I hereby consent to the use of my name and any references to me as a person nominated to become a director of Cornell Corrections, Inc. (the "Company") following the completion of the Company's initial public offering in the Prospectus constituting a part of the Company's Registration Statement on Form S-1 (No. 333-08243) filed with the Securities and Exchange Commission pursuant to the Act.

        Dated: August 23, 1996

                                                    /S/ CAMPBELL A. GRIFFIN, JR.
                                                        Campbell A. Griffin, Jr.